                                                                   Exhibit 99.3

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

   The following unaudited pro forma condensed consolidated financial statements combine the historical consolidated balance sheets and statements of operations of AirGate and iPCS. These unaudited pro forma financial statements give effect to the acquisition of iPCS by AirGate using the purchase method of accounting. To aid you in your analysis of the combined company of AirGate and iPCS, we have presented this set of unaudited pro forma condensed consolidated financial statements to demonstrate the financial aspects of the merger.

   We derived the historical information from the audited consolidated financial statements of AirGate for the year ended September 30, 2001 and the audited consolidated financial statements of iPCS for the nine months ended September 30, 2001. The results of iPCS for the three months ended December 31, 2000 are included in the twelve months ended September 30, 2001 as follows (in thousands): Revenues--$11,340; Operating loss--$16,469; Net loss--$20,155. These historical financial statements used in preparing the unaudited pro forma financial statements are summarized and should be read in conjunction with the complete historical financial statements and related notes of AirGate and iPCS.

   The unaudited pro forma condensed consolidated statement of operations for the twelve months ended September 30, 2001 gives effect to the merger between AirGate and iPCS as if the merger had been consummated at the beginning of the period presented. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2001 gives effect to the merger as if it was effected September 30, 2001. Certain reclassifications have been made to iPCS' historical presentation to conform to AirGate's presentation. These reclassifications do not materially impact AirGate's or iPCS' operations or financial position for the periods presented.

   The pro forma adjustments, which are based upon available information and upon certain assumptions that we believe are reasonable, are described in the accompanying notes. The final purchase price allocation will be different and the difference may be material. We have engaged a nationally recognized valuation expert to assist us in determining fair values of identifiable assets and liabilities.

   We are providing the unaudited pro forma condensed consolidated financial statements for illustrative purposes only. We may have performed differently had AirGate and iPCS been combined during the periods presented. You should not rely on the unaudited pro forma condensed consolidated financial statements as being indicative of the historical results that would have been achieved had AirGate and iPCS been combined during the periods presented or the future results that we will experience.

                               AIRGATE PCS, INC.
           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                           AS OF SEPTEMBER 30, 2001
                                (In thousands)

                                               Historical  Historical  Pro Forma     Pro Forma
                                               AirGate PCS    iPCS    Adjustments      Total
                                               ----------- ---------- -----------    ----------
                    Assets
Current assets:
   Cash and cash equivalents..................  $ 14,290    $ 54,579   $ (21,500)(1) $   47,369
   Accounts receivable, net...................    23,798      14,964      (5,170)(2)     33,592
   Receivable from Sprint PCS.................    10,200          --       5,170 (2)     15,370
   Other receivables..........................        --       1,604          --          1,604
   Inventories................................     4,639       3,379          --          8,018
   Prepaid expenses and other current assets..     4,719       4,799      (1,720)(3)      7,798
   Direct customer activation costs...........     3,693          --       1,720 (3)      5,413
                                                --------    --------   ---------     ----------
       Total current assets...................    61,339      79,325     (21,500)       119,164
Property and equipment, net...................   209,326     198,161          --        407,487
Financing costs, net..........................     7,888       9,558          --         17,446
Intangible assets, net........................        --      39,934     484,687 (4)    484,687
                                                                         (39,934)(4)
Goodwill......................................        --          --     366,653 (4)    366,653
Other assets..................................     2,457       1,778          --          4,235
                                                --------    --------   ---------     ----------
                                                $281,010    $328,756   $ 789,906     $1,399,672
                                                ========    ========   =========     ==========
Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
   Accounts payable...........................  $ 15,286    $ 31,410   $ (10,306)(5) $   36,390
   Accrued expenses...........................    13,840       4,525          --         18,365
   Payable to Sprint PCS......................    27,488          --      10,306 (5)     37,794
   Deferred revenue...........................    10,485       4,742          --         15,227
   Capital lease obligations..................        --           7          --              7
                                                --------    --------   ---------     ----------
       Total current liabilities..............    67,099      40,684          --        107,783
Deferred revenue..............................       309       1,763          --          2,072
Deferred rent.................................        --       2,264          --          2,264
Capital lease obligations.....................        --         373          --            373
Deferred gain on tower sales..................        --       7,667          --          7,667
Accrued interest..............................        --      16,944     (16,944)(6)         --
Long-term debt................................   266,326     191,392      16,944 (6)    466,326
                                                                          (8,336)(4)
Deferred income tax...........................        --          --     102,722 (7)     69,284
                                                                         (33,438)(4)
                                                --------    --------   ---------     ----------
       Total liabilities......................   333,734     261,087      60,948        655,769
                                                --------    --------   ---------     ----------
Redeemable preferred stock....................        --     121,548    (121,548)(8)         --
                                                --------    --------   ---------     ----------
Total stockholders' equity (deficit)..........   (52,724)    (53,879)    862,766 (8)    743,903
                                                                         (14,100)(1)
                                                                           8,336 (4)
                                                                         (39,934)(4)
                                                                          33,438 (4)
                                                --------    --------   ---------     ----------
                                                $281,010    $328,756   $ 789,906     $1,399,672
                                                ========    ========   =========     ==========

                               AIRGATE PCS, INC.
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2001
            (In thousands, except for share and per share amounts)

                                                     Historical   Historical  Pro Forma      Pro Forma
                                                     AirGate PCS     iPCS    Adjustments       Total
                                                     -----------  ---------- -----------    -----------
Revenues:
   Service revenue.................................. $   105,976  $  81,711   $(28,869)(9)  $   157,561
                                                                                   (71)(10)
                                                                                (1,365)(11)
                                                                                   179 (12)
   Roaming revenue..................................      55,329         --     28,869 (9)       84,198
   Equipment and other revenue......................      10,782      7,141       (289)(11)      17,455
                                                                                  (179)(12)
                                                     -----------  ---------   --------      -----------
       Total revenues...............................     172,087     88,852     (1,725)         259,214
Operating expenses:
   Cost of service and roaming......................    (116,732)   (67,541)        71 (10)    (184,202)
   Cost of equipment................................     (20,218)   (23,657)     3,919 (13)     (38,923)
                                                                                   744 (14)
                                                                                   289 (11)
   Selling and marketing............................     (71,617)   (28,033)    (3,919)(13)    (102,948)
                                                                                  (744)(14)
                                                                                 1,365 (11)
   General and administrative.......................     (15,742)   (13,260)        --          (29,002)
   Noncash stock option compensation................      (1,665)    (2,056)     2,056 (15)      (1,665)
   Depreciation and amortization....................     (30,667)   (18,445)   (21,000)(16)     (98,641)
                                                                                (3,300)(17)
                                                                               (25,229)(18)
                                                     -----------  ---------   --------      -----------
       Total operating expenses.....................    (256,641)  (152,992)   (45,748)        (455,381)
                                                     -----------  ---------   --------      -----------
       Operating loss...............................     (84,554)   (64,140)   (47,473)        (196,167)
Interest income.....................................       2,463      5,031       (860)(19)       6,634
Interest expense....................................     (28,899)   (22,477)        --          (51,376)
Other income........................................          --        772         --              772
                                                     -----------  ---------   --------      -----------
       Loss before income tax benefit...............    (110,990)   (80,814)   (48,333)        (240,137)
Income tax benefit..................................          --         --     69,284 (20)      69,284
                                                     -----------  ---------   --------      -----------
       Net loss..................................... $  (110,990) $ (80,814)  $ 20,951      $  (170,853)
                                                     ===========  =========   ========      ===========
Basic and diluted net loss per share of common stock $     (8.48)                           $     (6.71)
                                                     ===========                            ===========
Weighted-average outstanding
   common shares....................................  13,089,285                             25,451,445 (21)
                                                     ===========                            ===========

                               AIRGATE PCS, INC.
                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                       FINANCIAL STATEMENTS (UNAUDITED)
        (In thousands, except for per share and per subscriber amounts)

(1)The following table represents the estimated transaction costs related to the merger (see note 4), which include:

                                                                         AirGate  iPCS    Total
                                                                         ------- ------- -------
   Investment banking fees.............................................. $4,000  $ 7,500 $11,500
   Legal, accounting and bank consent fees..............................  3,400    2,600   6,000
   Termination payments and benefits triggered upon a change in control.     --    4,000   4,000
                                                                         ------  ------- -------
                                                                         $7,400  $14,100 $21,500
                                                                         ======  ======= =======

   The pro forma adjustment gives effect to the reduction in cash and cash equivalents reflecting the payment of these costs.

(2)Represents the reclassification of iPCS' amounts receivable from Sprint PCS from trade receivables to receivable from Sprint PCS in the amount of $5,170 for consistency in presentation.

(3)Represents the reclassification of iPCS' direct customer activation costs in the amount $1,720 from prepaid expenses and other current assets to direct customer activation costs for consistency in presentation.

(4)Represents the intangibles and goodwill that AirGate will record upon consummation of the merger. For purposes of these pro forma condensed consolidated financial statements, the purchase price premium has been preliminarily allocated to the acquired customer base, non-competition agreements, right to provide service under the Sprint agreements and goodwill, pending further study and analysis. We have engaged a nationally recognized firm with valuation expertise to assist us in determining the final values of identifiable assets and liabilities.

   In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 141,"Business Combinations" ("SFAS No. 141"), which is effective for all business combinations initiated after June 30, 2001. SFAS No. 141 requires companies to account for all business combinations using the purchase method of accounting, recognize intangible assets if certain criteria are met, as well as provide additional disclosures regarding business combinations and allocation of purchase price.

   In June 2001, the FASB issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"), which requires nonamortization of goodwill and intangible assets that have indefinite useful lives and annual tests of impairment of those assets. SFAS No. 142 also provides specific guidance about how to determine and measure goodwill and intangible asset impairment, and requires additional disclosure of information about goodwill and other intangible assets. The provisions of this statement are required to be applied starting with fiscal years beginning after December 15, 2001 and applied to all goodwill and other intangible assets recognized in its financial statements at that date. Goodwill and intangible assets acquired after June 30, 2001 are subject to the nonamortization provisions of the statement. AirGate has elected early adoption of SFAS No. 142 beginning October 1, 2001.

                               AIRGATE PCS, INC.
                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                       FINANCIAL STATEMENTS (UNAUDITED)
        (In thousands, except for per share and per subscriber amounts)


AirGate PCS common shares issuable at closing.......................................            12,362,160
Closing price on August 28, 2001, which approximates the average closing price
  three days before and after the date preceding the announcement of the transaction           $     59.47
                                                                                               -----------
   Market value of stock issued..................................................             $   735,178
Value of options and warrants using a Black-Scholes option
  pricing model (a).................................................................                61,449
                                                                                               -----------
Total consideration.................................................................           $   796,627
Estimated AirGate transaction costs (see note 1)....................................                 7,400
                                                                                               -----------
Total consideration and costs.......................................................           $   804,027
Less:
   iPCS stockholders' deficit....................................................   $(53,879)
   Adjustments to iPCS' stockholders' deficit:
     Conversion of redeemable preferred stock to common stock immediately
       prior to the transaction (see note 8)...................................      121,548
     Estimated iPCS transaction costs (see note 1).............................      (14,100)
     Adjustment of iPCS long-term debt to fair value (b).......................        8,336
     Deferred income tax asset (c).............................................       33,438
     Elimination of existing iPCS intangible assets............................      (39,934)
                                                                                     --------
   Adjusted iPCS stockholders' deficit...........................................                  55,409
                                                                                               -----------
Total purchase price premium........................................................           $   748,618
                                                                                               ===========
   The purchase price premium has been allocated on a preliminary basis as follows:
Deferred taxes on intangible assets acquired in the merger (see note 7)..                      $                  (102,722)
Intangible assets:
   Acquired customer base (d)............................................ $ 52,487
   Non-competition agreements (e)........................................    3,300
   Right to provide service under the Sprint agreements (f)..............  428,900
                                                                           --------
Total intangible assets..................................................             484,687
Goodwill.................................................................             366,653
                                                                                     --------
                                                                                                   851,340
                                                                                               -----------
                                                                                               $   748,618
                                                                                               ===========

    (a)The fair value of the options and warrants was calculated using the following assumptions:
       (1)risk free interest rate of 3.5%;
       (2)stock price of $59.47;
       (3)dividend yield of 0%;
       (4)remaining life of 6 to 9 years; and
       (5)volatility of 100%.

                               AIRGATE PCS, INC.
                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                       FINANCIAL STATEMENTS (UNAUDITED)
        (In thousands, except for per share and per subscriber amounts)


    (b)Long-term debt is comprised of the senior subordinated discount notes and amounts outstanding under the senior credit facility. The fair value of the senior subordinated discount notes is stated at quoted market value as of September 30, 2001 of $150,000 as compared to the carrying value of $158,336 which resulted in a decrease of $8,336. The carrying amount of the senior credit facility is a reasonable estimate of its fair value due to the debt being variable-rate debt.

    (c)Represents the previously unrecognized deferred income tax assets of iPCS.

    (d)Allocation to the acquired customer base is calculated on 134,927 existing iPCS customers valued at $389 per subscriber, which reflects the average cost for a Sprint PCS Network Partner to acquire a new customer.

    (e)Allocation to the non-competition agreements is based on management's estimate of the cash flows from subscribers that would have been lost or diverted.

    (f)Allocation to the right to provide service under the Sprint PCS management agreement is based upon management's estimate of the after-tax present value of the right to use the Sprint PCS spectrum, the Sprint PCS brand name, accelerated start-up, network equipment and handset discounts, less the affiliation fee we are obligated to pay Sprint PCS.

(5)Represents the reclassification of amounts payable by iPCS to Sprint PCS for consistency in presentation in the amount of $10,306.

(6)Represents the reclassification of iPCS' accrued interest payable on the senior subordinated discount notes to long-term debt for consistency in presentation in the amount of $16,944.

(7)Represents the expected deferred tax liability to be recorded related to the transaction using an effective tax rate of 38% as follows:

Deferred taxes on intangibles acquired in the merger (see note 4)................................ $(184,181)
Represents the reduction in the valuation allowance for the deferred income tax assets of AirGate    81,459
                                                                                                  ---------
                                                                                                  $(102,722)
                                                                                                  =========

(8)Represents the following:

Conversion of redeemable preferred stock to common stock immediately prior to the transaction (see note 4)....................................................... $121,548
AirGate common stock issued and options and warrants assumed (see note 4)........  796,627
Elimination of adjusted iPCS stockholders' deficit (see note 4)..................  (55,409)
                                                                                  --------
                                                                                  $862,766
                                                                                  ========

(9)Represents the reclassification of iPCS' roaming revenue from service revenue for consistency in presentation in the amount of $28,869 for the twelve months ended September 30, 2001.

(10)Represents the reclassification of the iPCS customer credits for billing adjustments from cost of service to service revenue for consistency in presentation. Customer credits for billing adjustments were $71 for the twelve months ended September 30, 2001.

                               AIRGATE PCS, INC.
                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                       FINANCIAL STATEMENTS (UNAUDITED)
        (In thousands, except for per share and per subscriber amounts)


(11)Represents the reclassification of iPCS rebates and sales incentives to conform with EITF-00-14 "Accounting for Certain Sales Incentives" as if it had been retroactively applied at the beginning of the period presented. The reclassification consists of the following:

                                                                                  Twelve Months Ended
                                                                                  September 30, 2001
                                                                                  -------------------
Reclassify iPCS promotional credits from selling and marketing expense to
  service revenue................................................................       $1,365
Reclassify iPCS cash rebates related to local retailers from cost of equipment to
  equipment and other revenues...................................................       $  289

(12)Represents the reclassification of iPCS Advantage Agreement early termination fees from equipment and other revenue to service revenue for consistency in presentation in the amount of $179 for the twelve months ended September 30, 2001.

(13)Represents the reclassification of iPCS handset equipment subsidies on units sold by third parties for which iPCS does not record revenue from cost of equipment to selling and marketing expense for consistency in presentation in the amount of $3,919 for the twelve months ended September 30, 2001.

(14)Represents the reclassification of iPCS rebates on units sold by third parties for which iPCS does not record revenue, from cost of equipment to selling and marketing expense for consistency in presentation in the amount of $744 for the twelve months ended September 30, 2001.

(15)Represents the adjustment to remove iPCS noncash stock option compensation expense related to the immediate vesting of iPCS common stock options in the amount of $2,056 for the twelve months ended September 30, 2001.

(16)Represents amortization expense of the acquired customer base, which is assumed to be over the average customer life of 30 months, based on gross monthly churn of 3.3%.

Acquired customer base... $52,487
Number of months......... /    30 months
                          -------
Monthly amortization..... $ 1,750
Months in period......... x    12 months
                          -------
Twelve month amortization                $21,000
                                         =======

(17)Represents amortization expense of the non-competition agreements, which is assumed to be over the life of such agreements of six months.

Non competition agreements $3,300
Number of months.......... /    6 months
                           ------
Monthly amortization...... $  550
Months in period.......... x    6 months
                           ------
Amortization expense......               $3,300
                                         ======

                               AIRGATE PCS, INC.
                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                       FINANCIAL STATEMENTS (UNAUDITED)
        (In thousands, except for per share and per subscriber amounts)


(18)Represents amortization expense of the right to provide services under the Sprint agreements, which is assumed to be over 17 years, the remaining life in the initial term of the iPCS agreements with Sprint PCS.

Right to provide service under the Sprint PCS management agreement (see note 4).............................................................. $428,900
Number of years........................................................ /     17 years
                                                                        --------
Twelve month amortization..............................................                $25,229
                                                                                       =======

(19)Represents reduced interest income on $21.5 million used to fund the transaction costs (see note 1) assuming an interest rate of 4% in the amount of $860 for the twelve months ended September 30, 2001.

(20)Represents the estimated recognition of the income tax benefit for the twelve months ended September 30, 2001 up to the amount of the remaining deferred income tax liability. No additional income tax benefit was recorded as the remaining net deferred income tax benefit generated, primarily from temporary differences related to the net operating losses, would be offset by a full valuation allowance.
(21)The reconciliation of weighted-average common shares before the merger to weighted-average common share after the merger is set forth below:

                                                                     Twelve Months Ended
                                                                     September 30, 2001
                                                                     -------------------
Weighted-average outstanding AirGate common shares before the merger     13,089,285
AirGate common shares issuable at closing...........................     12,362,160
                                                                         ----------
Weighted-average outstanding common shares after the merger.........     25,451,445
                                                                         ==========